UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 11, 2014 (August 7, 2014)

HCP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08895	33-0091377
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1920 Main Street

Suite 1200

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 407-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 7, 2014, HCP, Inc., a Maryland corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the several underwriters named therein (the “Underwriters”) relating to the sale by the Company of $800,000,000 aggregate principal amount of 3.875% senior unsecured notes due 2024 (the “Offering”).

The net proceeds of the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, are approximately $789.7 million, which the Company intends to use, together with cash on hand, to repay the amount outstanding under its revolving line of credit, which was $300 million as of August 6, 2014.  Such borrowings were principally used to (a) fund a portion of the recent acquisitions disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and (b) repay an aggregate of $87 million of the Company’s medium-term notes, which matured on June 15, 2014 and carried interest rates per annum of either 6.0% or LIBOR plus 0.90%.  The Company intends to use the remaining net proceeds from this Offering for general corporate purposes, which may include the funding of the Company’s anticipated $334 million cash contribution to the previously announced strategic joint venture with Brookdale Senior Living Inc., as described in the Company’s Current Report on Form 8-K filed on April 25, 2014, or other future acquisitions, investments or repayment of indebtedness.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by the terms of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The press release announcing the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

No.	Description
1.1	Underwriting Agreement by and between the Company and the Underwriters, dated August 7, 2014
99.1	Press Release, dated August 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014	HCP, Inc.
(Registrant)

	By:	/s/ Timothy M. Schoen
Timothy M. Schoen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
1.1	Underwriting Agreement by and between the Company and the Underwriters, dated August 7, 2014
99.1	Press Release, dated August 7, 2014